Sent via Electronic Delivery to: hui.chen@alum.cardozo.yu.edu

September 3, 2025

Mr. Hui Chen
Chief Executive Officer
Quetta Acquisition Corporation
1185 Avenue of the Americas, Suite 304
New York, NY 10036

Re: Quetta Acquisition Corporation (the "Company")
Nasdaq Security: Common Stock, Rights, Units
Nasdaq Symbol: QETA, QETAR, QETAU

Dear Mr. Chen:

As we discussed, our Listing Rules (the "Rules") require listed securities to maintain a minimum Market Value of Listed Securities (MVLS) of $50,000,000.[1] Based upon our review of the Company's MVLS for the last 30 consecutive business days, the Company no longer meets this requirement.[2] Consequently, a deficiency exists with regard to the Rules.[3] However, the Rules also provide the Company a compliance period of 180 calendar days in which to regain compliance. The following table summarizes the critical dates and information as related to this matter.

Period below $50,000,000 MVLS	Expiration of 180 calendar day compliance period	Public Announcement Due Date	Relevant Listing Rules
March 31, 2025 to September 2, 2025	March 2, 2026	September 9, 2025	5450(b)(2)(A) – MVLS 5810(c)(3)(C) – compliance period 5810(b) – public disclosure 5505 – Capital Market criteria

If at anytime during this compliance period the Company's MVLS closes at $50,000,000 or more for a *minimum* of ten consecutive business days, we will provide you written confirmation of compliance and this matter will be closed.[4]

[1] Staff calculates MVLS based upon the most recent Total Shares Outstanding (TSO) information, multiplied by the daily closing bid price.
[2] For online access to all Nasdaq Rules, please see "Nasdaq Online Resources," included with this letter.
[3] Staff notes that the Company also does not meet the requirements under Listing Rule 5450(b)(3)(A).
[4] Listing Rule 5810(c)(3)(H) states in part, "Staff may, in its discretion, require a Company to satisfy the applicable Price-based Requirement for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance."

In the event the Company does not regain compliance with the Rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting.[5] Alternatively, the Company may want to consider applying for a transfer to The Nasdaq Capital Market (the "Capital Market"). In order to transfer, the Company must submit an on-line Transfer Application,[6] pay the $5,000 application fee,[7] and meet the Capital Market's continued listing requirements.[8]

Our Rules require that the Company promptly disclose receipt of this letter by either filing a Form 8-K, where required by SEC rules, or by issuing a press release. The announcement needs to be made no later than four business days from the date of this letter and must include the continued listing criteria that the Company does not meet, and a description of each specific basis and concern identified by Nasdaq in reaching the determination.[9] The Company must also submit the announcement to Nasdaq's MarketWatch Department.[10] If the public announcement is made between the hours of 7:00 AM and 8:00 PM Eastern Time, the Company must submit the announcement to Nasdaq's MarketWatch Department at least ten minutes prior its public release. If the public announcement is made outside of these hours, the Company must submit the announcement prior to 6:50 A.M. Eastern Time. Please note that if you do not make the required announcement trading in your securities will be halted.[11]

Finally, an indicator will be displayed with quotation information related to the Company's securities on NASDAQ.com and NASDAQTrader.com and may be displayed by other third party providers of market data information. Also, a list of all non-compliant Nasdaq companies and the basis for such non-compliance is posted on our website at listingcenter.nasdaq.com. The Company will be included in this list commencing five business days from the date of this letter. If you have any questions, please do not hesitate to contact me at +1 571 369 3913.

Sincerely,

Zachary Austensen
Listing Analyst
Nasdaq Listing Qualifications

[5] At that time, the Company may appeal the delisting determination to a Hearings Panel.
[6] The online Transfer Application can be accessed at listingcenter.nasdaq.com.
[7] Listing Rule 5920(a)(11)
[8] For on-line access to the appropriate Transfer Application, please see "Nasdaq Online Resources."
[9] Listing Rule 5810(b). See FAQ #428 available on the Nasdaq Listing Center.
[10] The notice must be submitted to Nasdaq's MarketWatch Department through the Electronic Disclosure submission system available at nasdaq.net/ED/IssuerEntry.
[11] Listing IM-5810-1.

The Nasdaq Global Market and The Nasdaq Global Select Market Continued Listing Requirements

This table identifies the minimum standards for continued listing on The Nasdaq Global Market and The Nasdaq Global Select Market. Each incidence of non-compliance by the Company is denoted with an "X".

COMPANY SYMBOL: QETA

Requirements	Equity Standard		Market Value Standard		Total Assets/ Total Revenue Standard	
Stockholders' equity	$10 million	X	N/A		N/A	
Market value of listed securities[12]	N/A		$50 million	X	N/A	
Total assets and Total revenue (in latest fiscal year **or** in two of last three fiscal years)	N/A		N/A		$50 million and $50 million	X
Publicly held shares[13]	750,000		1.1 million		1.1 million	
Market value of publicly held shares	$5 million		$15 million		$15 million	
Bid price	$1		$1		$1	
Total shareholders[14]	400		400		400	
Market makers[15]	2		4		4	

[12] The term, "listed securities", is defined as "securities listed on NASDAQ or another national securities exchange."
[13] Publicly held shares is defined as total shares outstanding, less any shares held directly or indirectly by officers, directors or any person who is the beneficial owner of more than 10% of the total shares outstanding of the company.
[14] Total shareholders include both holders of beneficial interest and holders of record.
[15] An electronic communications network (ECN) is not considered a market maker for the purpose of these rules.

The Nasdaq Capital Market
Continued Listing Requirements

Companies must meet all of the criteria under at least one of the three standards below.

Requirements	Equity Standard	Market Value of Listed Securities Standard	Net Income Standard
Stockholders' equity	$2.5 million	N/A	N/A
Market value of listed securities	N/A	$35 million	N/A
Net income from continuing operations (in the latest fiscal year or in two of the last three fiscal years)	N/A	N/A	$500,000
Publicly held shares	500,000	500,000	500,000
Market value of publicly held securities	$1 million	$1 million	$1 million
Bid price	$1	$1	$1
Public holders	300	300	300
Market makers	2	2	2
Corporate governance	Yes	Yes	Yes

NASDAQ ONLINE RESOURCES

All of our listing information and forms are available electronically on the Listing Center. In addition to facilitating electronic submission of forms, you can also use the Listing Center to access Nasdaq's Reference Library containing hundreds of frequently asked questions and Governance Clearinghouse containing the latest updates on corporate governance and listing standards.

To help you navigate the deficiency process, we have provided links to some our most viewed resource materials.

- Board Composition and Committee Requirements
- Governance Clearinghouse
- Hearings Process
- How to Transfer to Nasdaq Capital Market
- Information about Application of Shareholder Approval Rules
- Initial Listing Process
- Listing Fees
- Listing of Additional Shares Process
- MarketWatch Electronic Disclosure Submissions
- Nasdaq Listing Rules
- Reference Library: Frequently Asked Questions, Staff Interpretations and Listing Council Decisions

Fee Payment Form

Please follow the wire payment instructions here and take note of the information below.

- **New Company Application and Entry:** The application fee is $25,000 for the Global or Global Select Market, $5,000 for the Capital Market, and $1,000 for companies applying to list Closed End Funds, Exchange Traded Funds, Index Fund Shares or other structured products. The remainder of the entry fee is due prior to the first day of trading. Nasdaq will credit all application fees paid by the Company in connection with an application that has not been closed towards the Entry Fee payable upon listing.

- **Application Renewal Fee:** If a Company does not list within 12 months of submitting its application, it will be assessed an additional non-refundable $5,000 application fee each 12 months thereafter to keep its application open.

- **Hearing Request:** The fee in connection with a hearing request is $20,000.

- **Appeal Request:** The fee in connection with an appeal of a Hearing Panel decision to the NASDAQ Listing and Hearing Review Council is $15,000.

- **Transfer Application:** The fee for companies transferring from the Global or Global Select Market to the Capital Market is $5,000.